Exhibit 10.1

RETIREMENT AGREEMENT

This Retirement Agreement (“Agreement”) is entered into on September 12, 2012 to be effective as of the 31st day of August, 2012 (“Agreement Date”), by and between Jesse E. Neyman, an individual (“Neyman” or “Employee”), and Flotek Industries, Inc., a Delaware corporation (the “Company”).

WHEREAS, Neyman is the Executive Vice President, Finance of the Company;

WHEREAS, Neyman has rendered good and valuable services to the Company, and has played a crucial role in the growth and success of the Company;

WHEREAS, the Company and Neyman are parties to that certain Employment Agreement dated August 11, 2009 (the “Employment Agreement”);

WHEREAS, Neyman and the Company have concluded that it is in their mutual best interests to enter into agreements concerning the transition of Neyman’s duties;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the undersigned parties agree as follows:

1. Transition of Duties.

(a) Effective as of September 12, 2012, Neyman hereby resigns as the Executive Vice President, Finance of the Company, and as an officer and director of each subsidiary of the Company as well as from his position as a trustee of any plan of the Company, effective as of the date of this Agreement.

(b) Subject to Sections 2(g) and 2(h), Neyman will continue as an employee of the Company from September 1, 2012 through November 30, 2013 (the “Employment Term”). Subject to Sections 2(g) and 2(h) or Neyman’s death or Employment Disability, there shall be no cessation or interruption of Neyman’s employment with the Company until November 30, 2013. During the Employment Term: so long as he is an employee of the Company, he will only perform the duties requested by the Chief Executive Officer of the Company, provided that such duties shall not exceed in scope those duties customarily performed by the Executive Vice President, Finance of the Company, and provided further that such duties shall be performed in a manner which strictly conforms to all policies, procedures and directives of the Board of Directors of the Company. The Employment Term shall terminate prior to November 30, 2013 upon the earlier death of Neyman, or the Employment Disability of Neyman, or as provided pursuant to Sections 2(g) or 2(h). For purposes herein, “Employment Disability” means Neyman being subject to a physical or mental illness or condition that qualifies him to receive disability insurance benefits pursuant to Company disability insurance policies for eight (8) or more consecutive weeks. The date of any termination of the Employment Term prior to November 30, 2013, because of the death or Employment Disability of Neyman is referred to herein as an “Early Termination Date.”

2. Compensation and Benefits.

a) Neyman shall receive a cash payment in the amount of $220,000 on September 12, 2012, and shall, pursuant to the Company’s payroll practices, receive payment for his current salary pursuant to the Employment Agreement through August 31, 2012.

b) Subject to Sections 2(g) and 2(h), Neyman shall receive a monthly salary of $36,600 throughout the Employment Term in accordance with the payroll policies and practices of the Company.

c) Subject to Sections 2(g) and 2(h), within 5 days of the Subsequent Release Date (as hereinafter defined), Neyman will receive a one-time cash payment of $110,000.

d) Subject to Sections 2(g) and 2(h), Neyman shall be paid $200,000 in cash in a lump sum by the Company on March 31, 2015.

e) Neyman will continue to be entitled to and will continue to receive the benefits generally available to the employees of the Company and their spouses throughout the Employment Term, provided, however, that Neyman shall not be entitled to participate in any bonus plan of the Company which is applicable to the Employment Term. Neyman’s spouse shall remain covered by the medical, dental and vision plans of the Company during the Employment Term. At the expiration of the Employment Term, Neyman and his spouse shall no longer be entitled to coverage under any employee benefit plan of the Company. At that time, Neyman and his spouse shall both be covered by continuing insurance coverage available under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and the terms of coverage pursuant to such plan. Coverage of Neyman and his spouse pursuant to COBRA shall be at the Company’s expense during the 24 month period subsequent to the Employment Term, or, during the maximum time period permitted under COBRA, if that period is shorter.

f) All payments to Neyman shall be subject to withholding of employment, FICA, and other taxes as required by law.

g) The obligation of the Company to pay compensation pursuant to Section 2(a), Section 2(b), Section 2(c), and Section 2(d), the employment of Neyman pursuant to Section 1(b), the vesting of Non-Vested Options and Non-Vested Shares pursuant to Section 3, shall all be conditioned on both of the following conditions being satisfied: (i) Neyman (or, if he is deceased or does not have legal capacity, his legally empowered personal representative) delivering to the Company a release agreement identical in form to Exhibit A within 21 days of the date of this Agreement (the “Age Discrimination Release”), and (ii) the 7 day time period during which Neyman has the right to revoke the Age Discrimination Release pursuant to the terms thereof expiring without Neyman having exercised such revocation right. The obligation of the Company to pay compensation pursuant to Section 2(c) and Section 2(d) shall be additionally conditioned on Neyman (or, if he is deceased or does not have legal capacity, his legally empowered personal representative), delivering to the Company a release agreement identical in form to Exhibit B (the “Subsequent Period Release”) during the period beginning on November 30, 2013, and ending on December 31, 2013 (with such period extended as required to reasonably permit the appointment of a personal representative if Neyman has died or become legally incapacitated), and

Neyman or such representative not revoking the Subsequent Period Release within the 7 day revocation period provided for therein. The date upon which such 7 day revocation period has expired is referred to herein as the “Subsequent Release Date.” The Company shall execute and deliver the Age Discrimination Release and the Subsequent Period Release to Neyman promptly upon the execution and delivery of such release by Neyman to the Company pursuant to the terms thereof.

(h) The Company shall have the right to terminate the Employment Term for “Cause.” For purposes hereof, the term “Cause” means (i) Neyman’s refusal or failure to comply with the reasonable and legal directives of the Board of Directors after written notice from the Board describing Neyman’s failure to comply and Neyman’s failure to remedy same within thirty (30) days of receiving written notice of such failure, (ii) any act of personal dishonesty, fraud or misrepresentation taken by Neyman which was intended to result in gain or personal enrichment of the Neyman at the expense of the Company; or (iii) Neyman’s conviction of, or plea of nolo contendere or guilty to, a felony under the laws of the United States or any State that is reasonably likely to be materially injurious to the Company. The termination of the Employment Term prior to November 30, 2013 for Cause pursuant to the terms of this Section 2(h) shall result in the obligation of the Company to pay compensation pursuant to Section 2(b) Section 2(c), and Section 2(d), to terminate immediately as of the date of termination for Cause. For clarity, the termination of the Employment Term because of the death or Employment Disability of Neyman shall not be considered a termination for Cause.

(i) If the Employment Term terminates because of the death or Employment Disability of Neyman, Neyman (or his heirs or personal representative) shall nevertheless be entitled to receive the compensation provided for pursuant to Sections 2(a), (b) (c), and (d), and his spouse shall continue to receive the benefits of Section 2(e) without any obligation to thereafter provide services. In the event of Employment Disability of Neyman, he and his spouse shall also continue to receive through November 30, 2013 the medical, dental and vision coverage of the Company and from December 1, 2013 and thereafter, he and his spouse shall receive the COBRA coverage at Company expense as provided in Section 2(e) without any obligation to thereafter provide services.

3. Equity Awards.

(a) Neyman and the Company agree that the grant to Neyman of the options to acquire shares of the stock of the Company and the shares of Restricted Stock described on Schedule C as “Vested Options” or “Vested Shares” are “vested” as of the date hereof and shall be exercisable by Neyman pursuant to the terms of the respective incentive compensation grants, and the applicable incentive compensation plans. Neyman and the Company agree that (i) the currently non-vested options to acquire shares of stock of the Company and the non-vested restricted shares listed in Schedule C as “Non-Vested Options” and “Non-Vested Shares respectively are not vested as of the date hereof, and (ii) the Non-Vested Options and the Non-Vested Shares shall not be considered to have been terminated by reason of the execution and delivery of this Agreement and shall thus continue to be subject to vesting through the remainder of the Employment Term as provided pursuant to the terms of the respective incentive compensation grants and the applicable incentive compensation plans of the Company. Subject to Section 2(g) and (h), Neyman and the Company agree that all of the Non-Vested Options and Non-Vested Shares shall be considered vested and not subject to any obligation on the part of Neyman to provide any additional services to avoid forfeiture as of the earlier of November 30, 2013 or the Early Termination Date, provided that (i) the Goal Grant (as defined in Exhibit C) shall be considered vested only if the “Goal” is achieved for 2012 and (ii) the MIP Grant (as defined in Exhibit C) shall be considered vested only upon the achievement of the 2012 EBITDA required pursuant to the terms of the MIP (as hereinafter defined).

(b) The terms of this Agreement shall not affect in any respect the rights of Neyman with respect to contributions previously made by or with respect to Neyman pursuant to the Section 401(k) Plan of the Company, which shall be governed by the terms of such plan. Neyman shall be entitled, in accordance with the Section 401(k) Plan of the Company, to participate in any contributions made by the Company to its Section 401(k) Plan with respect to its Employees for the years 2012 and until November 30, 2013, but not otherwise.

4. Releases.

(a) In consideration for the Company’s promises in this Agreement, including the promise to pay compensation to Neyman pursuant to the terms hereof, Neyman, on behalf of himself and his heirs, executors, administrators, successors, assigns, and any other person claiming by, through, or under him, voluntarily and knowingly waives, releases and discharges the Company, its subsidiaries and their direct and indirect affiliates, and their past, present, and future respective successors, assigns, divisions, representatives, agents, officers, directors, stockholders, contractors, and attorneys (and their attorneys, employees, agents, and contractors) from any claims, demands and/or causes of action whatsoever, presently known or unknown, that are based upon facts occurring on or prior to the date of this Agreement, including but not limited to, the following: (a) any claims under the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Acts of 1964 and 1991, the Employee Retirement Income Security Act (all as amended), or other U.S. (federal, state or local) or international laws, (b) any tort or contract claims, (c) any claims for any type of compensation or severance payment, except as set forth in this Agreement, (d) any claims for options or rights to acquire stock or the issuance or right to retain of restricted stock, except as set forth in this Agreement, (e) any claims, matters or actions related to Neyman’s employment and/or affiliation with, or resignation from the Company, and any facts or circumstance relating to the negotiation of this Agreement, (f) any claim relating to the 2012 Management Incentive Plan (the “MIP”) or 2012 Performance Unit Plan of the Company except for the 6634 RSA’s of Grant 185 and the 7,165 RSA’s of Grant 310, which are preserved, and/or (g) any claims with regard to or obligations arising pursuant to the Employment Agreement, unless expressly preserved in this Agreement. However, Neyman does not release or waive and expressly preserves all his rights: (i) under this Agreement or its Exhibits, (ii) all his rights to enforce this Agreement and the Company’s obligation thereunder, (iii) the obligations of the Company for salary owed through August 31, 2012, (iv) Employee’s rights to indemnity, contribution and a defense with respect to any Company related claim under any statute, agreement or Company governance document such as a by-law or its Certificate of Incorporation, (v) any coverage and right to payment of health care costs under the health, medical, dental and vision plans of the Company, (vi) any business or travel expenses required to be reimbursed pursuant to the Company’s policies and practices, (vii) the terms of any applicable general liability, fiduciary, and directors and officers insurance coverage, (viii) his rights as a shareholder, and (x) his rights, if any, to payment of accrued but unused vacation.

5. No Assignment of Claims. Neyman represents and warrants to the Company that he has not made any assignment and will make no assignment of any of the claims which are purported to be released and discharged by this Agreement.

6. Covenants.

(a) On or before the expiration of the Employment Term, Neyman agrees to return to the Company all of the Company’s property in his possession including, but not limited to, financial statements, accounting statements, bank account information, customer information, automobile and all of the tangible and intangible property belonging to the Company and relating to his employment with the Company. Neyman further represents and warrants that he will not retain any copies, electronic or otherwise, of such property.

(b) Neyman agrees to cooperate fully with the Company in its defense of or other participation in any administrative, judicial or other proceeding arising from any charge, complaint or other action which has been or may be filed against the Company. Neyman shall be reimbursed for any reasonable out of pocket expenses incurred by him in the performance of his obligations pursuant to this Section 6(b). After November 30, 2013,Neyman shall be paid for his time fulfilling this obligation at an hourly rate equivalent to his last base salary while employed by the Company. This cooperation shall be upon reasonable notice and shall not unduly interfere with his subsequent a vocational, vocational or enterprise activities.

(c) The parties acknowledge that the Company is currently subject to certain obligations to indemnify and defend Neyman pursuant to Article VI of the Bylaws of the Company as provided therein. The Company hereby covenants that it will indemnify Neyman as provided in such Article VI as currently in force with respect to claims arising from the services of Neyman as an officer, director, and employee of the Company and its subsidiaries prior to the date hereof or subsequent to the date hereof pursuant to Section 1, regardless of whether such Article is hereafter amended or revoked.

7. Confidentiality, Covenant Not To Compete, and Non-Interference. Neyman acknowledged that he remains subject to the obligations of Sections, 6, 7, 8, 9, and 11 of the Employment Agreement.

8. Facilities. If so directed by the Board of Directors of the Company, Neyman will perform his duties to the Company as an employee of the Company or as otherwise provided herein at a physical office location separate from the corporate offices of the Company and will not keep an office at any of the Company facilities.

9. Governing Law. The execution, validity, interpretation and performance of this Agreement shall be determined and governed exclusively by the laws of the State of Texas, without reference to the principles of conflict of laws.

10. Entire Agreement. This Agreement represents the complete agreement among Neyman and the Company concerning the subject matter hereof and supersedes all prior agreements or understandings, written or oral, between Neyman and the Company concerning the subject matter of this Agreement. No attempted modification or waiver of any of the provisions of this Agreement shall be binding on any party hereto unless in writing and signed by Neyman and the Company. This Agreement is binding upon and inures to the benefit of the parties’ heirs, successors and permitted assigns.

11. Acknowledgements. This Agreement has been entered into voluntarily and not as a result of coercion, duress or undue influence. Neyman acknowledges that he has read and fully understands the terms of this Agreement and has been advised that he should consult with an attorney before executing this Agreement, and has in fact consulted with an attorney with respect to this Agreement.

12. Dispute Resolution. Any and all disputes between the parties to this Agreement arising out of or in connection with the negotiation, execution, interpretation, performance or non-performance of this Agreement and the covenants and obligations contemplated herein, including but not limited to any claims against Neyman, the Company, its respective officers, directors, employees or agents, shall be solely and finally settled by arbitration conducted in Houston, Texas pursuant to the Employment Rules of the American Arbitration Association (“AAA”), as now in effect or hereafter amended. Judgment on the award of the arbitrator may be entered in any court having jurisdiction over the party against whom enforcement of the award is being sought, and the parties hereby irrevocably consent to the jurisdiction of any such court for the purpose of enforcing any such award. The parties agree and acknowledge that any arbitration proceedings between them, and the outcome of such proceedings, shall be kept strictly confidential. The fees, charges, and expenses incurred with AAA and its arbitrators shall be divided equally between the parties. In the event of any such dispute concerning the subject matter of this Agreement, the prevailing party shall be entitled to recover reasonable attorney’s fees and costs of litigation.

13. Execution. This Agreement may be executed in counterparts, each of which will be deemed an original and shall be deemed duly executed upon the signing of the counterparts by the parties.

14. Cross References, Presumption. The words “hereof,” “herein” and “hereunder” and words of similar impact when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule and exhibit references are to this Agreement unless otherwise specified. No consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement.

15. Notices. Notices pursuant to this Agreement may not be sent by email or other electronic means. All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, or person as a party may designate by notice to the other parties):

Company:

Flotek Industries, Inc.

2930 W. Sam Houston Pkwy. N., Suite 300

Houston, TX 77043

Fax No.: 713-896-4511

with a mandatory copy to:

Casey W. Doherty

Doherty & Doherty LLP

1717 St. James Place, Ste. 520

Houston, TX 77056

Fax No.: 713-572-1001

Neyman:

Jesse E. Neyman

16310 Brook Forest Drive

Houston, Texas 77059

Fax No. 281 488 3809

with a mandatory copy to:

Eliot P. Tucker and Roy Barnes

712 Main St. Ste. 1600

Houston, Texas 77002

Fax No. 713 228 7329

16. Fees Relating To This Agreement. The Company shall pay the reasonable attorney’s fees incurred by Neyman in connection with the drafting and negotiation of this Agreement.

[SIGNATURE PAGE FOLLOWS]

The parties to this Agreement have executed this Agreement on the day and year first written above.

/s/ Jesse E. Neyman
Jesse E. Neyman

FLOTEK INDUSTRIES, INC.

By:	/s/ John W Chisholm
Name:	John W Chisholm
Title:	President and CEO

EXHIBIT A

AGE DISCRIMINATION

RELEASE AGREEMENT

This Age Discrimination Release Agreement (“Release”) is entered into on September     , 2012 effective as of the August 31, 2012 (the “Release Date”) by and between Jesse “Jempy” Neyman, an individual (“Neyman”), and Flotek Industries, Inc., a Delaware corporation (the “Company”).

WHEREAS, Neyman and the Company have entered into that certain Retirement Agreement dated August 31, 2012 (the “Retirement Agreement”);

WHEREAS, Section 2(g) of the Retirement Agreement provides, among other things, that certain of the obligations of the Company to pay or provide compensation to Neyman pursuant to the Retirement Agreement are contingent on Neyman executing and delivering this Release within 21 days of the date of the Retirement Agreement;

WHEREAS, Neyman, after consulting with counsel, has determined to execute this Release in order to trigger certain of the obligations of the Company pursuant to the Retirement Agreement becoming effective;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the undersigned parties agree as follows:

1. Release by Neyman. In consideration for the obligation of the Company to pay compensation pursuant to Section 2(a), Section 2(b) and Section 2(c) and Section 2(d) and Section 2(e) of the Retirement Agreement, the continued employment of Neyman pursuant to Section 1(b) of the Retirement Agreement, and the agreement of the Company with respect to the vesting of Non-Vested Options and Non-Vested Shares pursuant to Section 3 of the Retirement Agreement and its Schedule or Exhibit C, Neyman, on behalf of himself and his heirs, executors, administrators, successors, assigns, and any other person claiming by, through, or under him, voluntarily and knowingly waives, releases and discharges the Company, its subsidiaries and their direct and indirect affiliates, and their past, present, and future respective successors, assigns, divisions, representatives, agents, officers, directors, stockholders, contractors, and attorneys (and their attorneys employees, agents, and contractors) from any claims, demands and/or causes of action whatsoever, presently known or unknown, that are based upon facts occurring on or prior to the Release Date, including but not limited to any claims under the Age Discrimination in Employment Act of 1967, the Older Workers Benefits Protection Act of 1990, or any other statute concerning age discrimination. Such release does not, however, reach the Company’s obligations pursuant to the Retirement Agreement, none of which are released hereby but are hereby preserved. However, Neyman does not release or waive and expressly preserves all his rights: (i) under the Retirement Agreement and its Exhibits, (ii) all his rights to enforce the Retirement Agreement and this Release and the Company’s obligation thereunder, (iii) the obligations of the Company for salary owed through August 31, 2012, (iv) Employee’s rights to indemnity, contribution and a defense with respect to any Company related claim under any statute, agreement or Company governance document such as a by-law or its Certificate of Incorporation, (v) any coverage and right to payment of health care costs under the health, medical, dental and vision plans of the Company, (vi) any business or travel expenses required to be reimbursed pursuant to the Company’s policies and practices, (vii) the terms of any applicable general liability, fiduciary, and directors and officers insurance coverage, (viii) his rights as a shareholder, and (x) his rights, if any, to payment of accrued but unused vacation.

2. No Assignment. Neyman represents and warrants to the Company that he has not made any assignment and will make no assignment of any of the claims which are purported to be released and discharged by this Release.

3. Governing Law. The execution, validity, interpretation and performance of this Release shall be determined and governed exclusively by the laws of the State of Texas, without reference to the principles of conflict of laws.

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4. Entire Agreement. This Release represents the complete agreement among Neyman and the Company concerning the subject matter hereof and supersedes all prior agreements or understandings, written or oral, between Neyman and the Company concerning the subject matter of this Release, except that the Release and in particular the undertakings of Neyman set out in Section 1 of the Release are in addition to and not in lieu of the obligations of Neyman set out in the Retirement Agreement. No attempted modification or waiver of any of the provisions of this Release shall be binding on any party hereto unless in writing and signed by Neyman and the Company. This Release is binding upon and inures to the benefit of the parties’ heirs, successors and permitted assigns.

5. Acknowledgements. This Release has been entered into voluntarily and not as a result of coercion, duress or undue influence. Neyman acknowledges that he has read and fully understands the terms of this Release and has been and hereby is advised by the Company that he should consult with an attorney before executing this Release, and he has in fact consulted with an attorney with respect to this Release.

6. Dispute Resolution. Any and all disputes between the parties to this Release arising out of or in connection with the negotiation, execution, interpretation, performance or non-performance of this Release and the covenants and obligations contemplated herein, including but not limited to any claims against Neyman, the Company, or its officers, directors, employees or agents, shall be solely and finally settled pursuant to the arbitration provisions provided for in Section 12 of the Retirement Agreement. Judgment on the award of the arbitrator may be entered in any court having jurisdiction over the party against whom enforcement of the award is being sought, and the parties hereby irrevocably consent to the jurisdiction of any such court for the purpose of enforcing any such award. In the event of any such dispute concerning the subject matter of this Release, the prevailing party shall be entitled to recover reasonable attorney’s fees and costs of litigation, provided, however, that in any such action involving an allegation of age discrimination in which the validity of this Release is challenged, the recovery of attorney’s fees shall be governed only by applicable law.

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7. Execution. This Release may be executed in counterparts, each of which will be deemed an original and shall be deemed duly executed upon the signing of the counterparts by the parties.

8. Revocation Right. Neyman is entitled to revoke his agreement to the terms of this Release within 7 days of the Release Date (the “7 Day Period”). The terms of this Release shall only become effective if Neyman does not revoke his agreement to be bound by this Release within the 7 Day Period. In addition, Neyman understands that pursuant to the terms of the Retirement Agreement he has been provided the opportunity for 21 days from the date of receipt of the Retirement Agreement to review and consider this Release and to make his decision whether to agree to and execute this Release.

The parties to this Release have executed this Release on the day and year first written above.

Jesse “Jempy” Neyman

FLOTEK INDUSTRIES, INC.

BY:
Name:
Title:

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EXHIBIT B

SUBSEQUENT PERIOD

RELEASE AGREEMENT

This Subsequent Period Release Agreement (“Release”) is entered into as of the              day of                 , 201     (the “Release Date”) by and between Jesse “Jempy” Neyman, an individual (“Neyman”), and Flotek Industries, Inc., a Delaware corporation (the “Company”).

WHEREAS, Neyman and the Company have entered into that certain Retirement Agreement dated August 31, 2012 (the “Retirement Agreement”);

WHEREAS, the Retirement Agreement provides, among other things, for (i) the continuing employment of Neyman by the Company during the period beginning on September 1, 2012 and ending on November 30, 2013, subject to termination for “Cause” pursuant to Section 2(h) of the Retirement Agreement, (ii) the payment by the Company to Neyman of $110,000 pursuant to Section 2(c) and payment by the Company to Neyman of $200,000 on March 31, 2015 pursuant to Section 2(d) of the Retirement Agreement provided that (a) the employment of Neyman has not been previously terminated for “Cause” pursuant to Section 2(h) of the Retirement Agreement, (b) Neyman or his personal representative executes and delivers this Release to the Company in compliance with Section 2(g) of the Retirement Agreement, and (iii) the execution and delivery of this Release by the Company to Neyman if Neyman executes and delivers this Release to the Company in compliance with the terms of the Retirement Agreement and does not revoke it;

WHEREAS, the employment of Neyman by the Company has not been terminated for “Cause” prior to November 30, 2013, and accordingly Neyman and the Company are executing and delivering this Release pursuant to the Retirement Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the undersigned parties agree as follows:

1. Release by Neyman. In consideration for the Company’s payment to Neyman or his heirs of $110,000 pursuant to Section 2(c) of the Retirement Agreement and the Company’s promise pursuant to Section 2(d) to pay to Neyman $200,000 on March 31, 2015,, Neyman or his personal representative, on behalf of himself and his heirs, executors, administrators, successors, assigns, and any other persons claiming by, through, or under him, voluntarily and knowingly waive, release and discharge the Company, its subsidiaries and their direct and indirect affiliates, and their past, present, and future respective successors, assigns, divisions, representatives, agents, officers, directors, stockholders, contractors, and attorneys (and their attorneys employees, agents, and contractors) from any claims, demands and/or causes of action whatsoever, presently known or unknown, that are based upon facts occurring on or prior to the Release Date, including but not limited to, the following: (a) any claims under the Age Discrimination in Employment Act of 1967, the Older Workers Benefits Protection Act of 1990, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Acts of 1964 and 1991, the Employee Retirement Income Security Act (all as amended), or other U.S. (federal, state or local) or international laws, (b) any tort or contract claims, (c) any claims for any type of compensation or severance payment, except as set forth in this Agreement, (d) any claims for options or rights to acquire stock or the issuance or right to retain of restricted stock, except as set forth in the Retirement Agreement, and/or (e) any claims, matters or actions related to Neyman’s employment and/or affiliation with, or resignation from, the Company, and any facts or circumstance relating to the negotiation of this Release or the Retirement Agreement. Such release does not, however, reach the Company’s obligations pursuant to the Retirement Agreement, none of which are released hereby but are hereby preserved. Furthermore Neyman (or his personal representative) does not release or waive and expressly preserves all his rights: (i) under the Retirement Agreement and its Exhibits and this Release, (ii) all his rights to enforce the Retirement Agreement and the Company’s obligations thereunder, (iii) the obligations of the Company for salary owed through August 31, 2012, (iv) Employee’s rights to indemnity, contribution and a defense with respect to any Company related claim under any statute, agreement or Company governance

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document such as a by-law or its Certificate of Incorporation, (v) any coverage and right to payment of health care costs under the health, medical, dental and vision plans of the Company, (vi) any business or travel expenses required to be reimbursed pursuant to the Company’s policies and practices, (vii) the terms of any applicable general liability, fiduciary, and directors and officers insurance coverage, (viii) his rights as a shareholder, and (x) his rights, if any, to payment of accrued but unused vacation.

2. No Assignment. Neyman represents and warrants to the Company that he has not made any assignment and will make no assignment of any of the claims which are purported to be released and discharged by this Release.

3. Governing Law. The execution, validity, interpretation and performance of this Agreement shall be determined and governed exclusively by the laws of the State of Texas, without reference to the principles of conflict of laws.

4. Entire Agreement. This Release represents the complete agreement among Neyman and the Company concerning the subject matter hereof and supersedes all prior agreements or understandings, written or oral, between Neyman and the Company concerning the subject matter of this Agreement, except that the Release and in particular the undertakings of Neyman set out in Section 1 of this Release are in addition to and not in lieu of the obligations set out in the Retirement Agreement and in the Age Discrimination Release (as defined in the Retirement Agreement), if the Age Discrimination Release has been delivered by Neyman pursuant to the Retirement Agreement and not revoked pursuant to the terms thereof. No attempted modification or waiver of any of the provisions of this Release shall be binding on any party hereto unless in writing and signed by Neyman and the Company. This Release is binding upon and inures to the benefit of the parties’ heirs, successors and permitted assigns.

5. Acknowledgements. This Release has been entered into voluntarily and not as a result of coercion, duress or undue influence. Neyman acknowledges that he has read and fully understands the terms of this Release and has been and is hereby advised by the Company that he should consult with an attorney before executing this Release, and has in fact consulted with an attorney with respect to this Release.

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6. Dispute Resolution. Any and all disputes between the parties to this Agreement arising out of or in connection with the negotiation, execution, interpretation, performance or non-performance of this Agreement and the covenants and obligations contemplated herein, including but not limited to any claims against Neyman, the Company, its respective officers, directors, employees or agents, shall be solely and finally settled pursuant to the arbitration provisions provided for in Section 12 of the Retirement Agreement. Judgment on the award of the arbitrator may be entered in any court having jurisdiction over the party against whom enforcement of the award is being sought, and the parties hereby irrevocably consent to the jurisdiction of any such court for the purpose of enforcing any such award. In the event of any such dispute concerning the subject matter of this Release, the prevailing party shall be entitled to recover reasonable attorney’s fees and costs of litigation, provided, however, that in any such action involving an allegation of age discrimination in which the validity of this Release is challenged, the recovery of attorney’s fees shall be governed only by applicable law.

7. Execution. This Release may be executed in counterparts, each of which will be deemed an original and shall be deemed duly executed upon the signing of the counterparts by the parties.

8. Revocation Right. Neyman is entitled to revoke his agreement to the terms of this Release within 7 days of the Release Date (the “7 Day Period”). The terms of this Release shall only become effective if Neyman does not revoke his agreement to be bound by this Release within the 7 Day Period. If Neyman revokes his agreement to be bound by the terms of this Release within the 7 Day Period, then the Company will likewise have no obligation pursuant to this Release. In addition, Neyman understands that he has had at least 21 days from the date of receipt of the Retirement Agreement for the purpose of reviewing and considering this Release and making his decision whether to agree to and execute this Release.

The parties to this Agreement have executed this Agreement on the day and year first written above.

Jesse “Jempy” Neyman

FLOTEK INDUSTRIES, INC.

BY:
Name:
Title:

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EXHIBIT C

TO RETIREMENT AGREEMENT

OF

FLOTEK INDUSTRIES, INC. AND JESSE E. NEYMAN

Attached is the Flotek Industries, Inc. Participant Summary Report Date Range: 1/1/1900 -8/13/2012 (the “Report”). The parties to the Retirement Agreement have analyzed the vesting of each option granted to Neyman and the exercisability of the options based on the Retirement Agreement and the result of such analysis is set forth in this Exhibit C with references to the numbering of such grants set forth on the Report.

OPTIONS:

Grant 111 100,000 NQSOs. The EBITDA goal was met. These options are not vested and are currently considered “Non-Vested Options.”

Grant 29 150,000 ISOs. Three fourths of these options are currently vested. Accordingly, 112,500 options are considered “Vested Options” and 37,500 options are currently considered “Non-Vested Options.”

Grant 3 59,260 ISOs. Three fourths of these options are vested. 20,000 of these options have already been exercised and thus no longer exist. 24,445 options remain. 9,630 of those are vested now and are considered “Vested Options” and 14,815 are not and are currently considered “Non-Vested Options.”

Grant 56 3070 ISOs. The Report correctly refers to a grant of 3,070 ISOs, because there was a stock split. All are vested and are considered “Vested Options.”

Grant 85 5,784 ISOs. All of these options are vested and are considered “Vested Options.”

RESTRICTED STOCK:

Grant 129 7,923 shares of Restricted Stock. These shares were issued pursuant to the 2011 MIP of the Company. The EBITDA goal was achieved. All shares are vested and are considered “Vested Shares.”

Grant 3 31,876 RSAs. Three fourths of these shares, 29,907, have vested and are considered “Vested Shares”, and the rest (7969 shares) are not, and are currently considered “Non-Vested Shares.”

Grant 310 7,165 RSAs. None of these shares are vested and they are thus currently considered “Non-Vested Shares.”

Grant 310-1 8,359 PSUs and Grant 310-2 8,358 PSUs. Neyman’s rights with respect to these performance units have been and are hereby terminated.

Grant 185 6,634 restricted shares. This grant was pursuant to the terms of the 2012 MIP. These shares will vest if the goals of the MIP are met. They are currently considered “Non Vested” shares.

Grant 53 19,608 restricted shares. These shares were issued in lieu of 2008 cash bonuses and are “Vested Shares.”

Grant 119 3,386 shares of restricted stock were issued pursuant to the 2010 MIP of the Company. All of these share are vested and are thus considered “Vested Shares.”

Grants 39.1, 39.2, 39.3, and 39.4 2,200 shares of restricted stock were issued pursuant to a Restricted Stock Agreement dated March 28, 2008. The vesting of these shares was based among other things upon the achievement of the “Goal” as defined therein. 1,100 of these shares have been forfeited. 550 of these shares are vested and are considered “Vested Shares.” 550 shares (the “Goal Shares”) are subject to vesting based among other things upon the achievement of the “Goal” for the year ending December 31, 2012 and are thus currently considered “Non-Vested Shares.”

The parties have agreed that Neyman does not have any rights to receive any issuance of options or shares of stock from the Company, or other incentive compensation, except as provided in this Schedule or Exhibit C.